UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

AZUL S.A. (Exact name of registrant as specified in its charter) N/A (Translation of registrant’s name into English)
FEDERATIVE REPUBLIC OF BRAZIL (Jurisdiction of Incorporation or Organization)

Avenida Marcos Penteado de Ulhôa Rodrigues, No. 939, 8th Floor

Edifício Jatobá, Condomínio Castelo Branco Office Park

Tamboré, Barueri, State of São Paulo, Zip Code 06460-040

Federative Republic of Brazil

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: N/A (if applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered

American Depositary Shares (“ADSs”), each ADS representing two (2) common shares, no par value*	NYSE American LLC
Common shares, no par value**	NYSE American LLC

* Each ADS represents the right to receive two common shares, no par value, of Azul S.A. The ADSs of Azul S.A. are registered under the Securities Act of 1933, as amended, pursuant to a separate registration statement on Form F-6 (File No. 333- 292373). Accordingly, the ADSs are exempt from the operation of Section 12(a) of the Securities Exchange Act of 1934, as amended, pursuant to Rule 12a-8.

** Not for trading, but only in connection with the listing of the ADSs on the NYSE American LLC.

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of class)

Item 1.	Description of Registrant’s Securities to be Registered.

For a description of the securities to be registered hereunder, reference is made to:

(i)	the information included under the headings (a) “Item 10. Additional Information—B. Memorandum and Articles of Association,” (b) “Item 12. Description of Securities Other Than Equity Securities—American Depositary Shares” and (c) “Item 9. The Offer and Listing—E. Taxation,” in the Annual Report on Form 20‒F of Azul S.A. (the “Registrant”) for the year ended December 31, 2025, previously filed with the Securities and Exchange Commission (the “SEC”) on April 3, 2026, and incorporated herein by reference;
(ii)	the Deposit Agreement, dated as of January 5, 2026, entered into among the Registrant, Citibank N.A., as depositary (the “Depositary”), and all Holders and Beneficial Owners of ADSs issued thereunder (the “Deposit Agreement”), previously filed with the SEC as Exhibit (a)(ii) to Post-Effective Amendment No. 1 to the Registration Statement on Form F-6 (Reg. No. 333-292373), filed with the SEC on January 26, 2026, and incorporated herein by reference;
(iii)	Amendment No. 1, dated as of February 11, 2026, to the Deposit Agreement, entered into among the Registrant, the Depositary and all Holders and Beneficial Owners of ADSs issued under the Deposit Agreement, previously filed with the SEC as Exhibit (a)(ii) to Post-Effective Amendment No. 2 to the Registration Statement on Form F-6 (Reg. No. 333-292373), filed with the SEC on April 3, 2026, and incorporated herein by reference; and
(iv)	Amendment No. 2, dated as of April 23, 2026, to the Deposit Agreement, entered into among the Registrant, the Depositary and all Holders and Beneficial Owners of ADSs issued under the Deposit Agreement.
Item 2.	Exhibits.

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed as part of this registration statement because no other securities of the Registrant are registered on NYSE American LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant have duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized.

AZUL S.A.
(Registrant)

By:	/s/ John Peter Rodgerson
Name: John Peter Rodgerson
Title: Chief Executive Officer

Date: May 26, 2026